UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

PROLOGIS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-13545	94-3281941
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California 94111

(Address of Principal Executive Offices, including Zip Code)

(415) 394-9000

(Registrant’s Telephone Number, including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders held on April 29, 2015, our stockholders approved by requisite vote the proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in further detail in our Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 11, 2015.

1.	Elect ten directors to our board of directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Hamid R. Moghadam	430,614,772	2,479,310	18,305,768	16,016,921
George L. Fotiades	448,000,846	3,102,215	296,789	16,016,921
Christine N. Garvey	450,377,914	722,488	299,448	16,016,921
Lydia H. Kennard	431,222,014	19,873,706	304,130	16,016,921
J. Michael Losh	411,328,047	39,775,630	296,173	16,016,921
Irving F. Lyons III	450,950,883	156,034	292,933	16,016,921
David P. O’Connor	451,021,299	82,693	295,858	16,016,921
Jeffrey L. Skelton	447,931,318	2,681,567	786,965	16,016,921
Carl B. Webb	448,140,480	2,967,152	292,218	16,016,921
William D. Zollars	447,349,647	3,621,332	428,871	16,016,921

2.	Advisory vote to approve our executive compensation for 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
366,736,595	73,579,457	11,083,798	16,016,921

3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
466,886,915	230,536	299,320	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: April 30, 2015	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director, Deputy General Counsel and Assistant Secretary